Investor Contact:                                          Media Contact:
Linda S. Lennox                                              Christopher Reardon
Director, Investor Relations                              Manager, Corporate Communications
(908) 719-4222                                               (908) 719-4224
llennox@nui.com                                             creardon@nui.com

For Immediate Release

 NUI CORP. ANNOUNCES RESOLUTION OF INVESTIGATION BY
NEW JERSEY STATE ATTORNEY GENERAL'S OFFICE

 Bedminster, NJ - June 30, 2004 - NUI Corporation (NYSE:NUI) today announced that its wholesale energy trading subsidiary, NUI Energy Brokers, Inc. (NUIEB), has entered into a plea agreement with the New Jersey Attorney General's Office relating to certain transactions at NUIEB.  Pursuant to the plea agreement, NUIEB pleaded guilty today to Misconduct by a Corporate Official.  NUIEB expects to pay a $500,000 fine in connection with the plea.  NUI has entered into a separate agreement with the New Jersey State Attorney General's Office pursuant to which NUI has agreed to develop, fund and operate certain community service programs.

This concludes the investigation by the Attorney General's Office of NUI Corporation and its subsidiaries.  The New Jersey Board of Public Utilities (NJBPU) concluded a similar review of NUI and NUIEB in April, with the conclusion of a focused audit of the company that ended with the NJBPU ordering a $28 million refund to customers and a $2 million fine.

Craig G. Matthews, NUI President and Chief Executive Officer, stated,  "When I joined the company, the NUI Board made it clear that we were to conclude the various investigations into the company and proceed with the sale process.  These agreements with the New Jersey State Attorney General and the settlement with the New Jersey Board of Public Utilities brings closure to the investigations by these parties of the company's energy trading business.  The completion of these investigations should help facilitate the sale of the company."

NUI expects to sign a definitive agreement with a purchaser of the company in the third quarter of calendar 2004.

NUI Corporation, based in Bedminster, NJ, is an energy company that operates natural gas utilities and businesses involved in natural gas storage and pipeline activities.  NUI Utilities' divisions include Elizabethtown Gas in New Jersey, City Gas Company of Florida and Elkton Gas in Maryland.

This press release contains forward-looking statements, including statements related to potential buyers and the potential sale of NUI Corporation and to the potential penalties relating to NUIEB's guilty plea.  These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith.  However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements.  Factors that may make the actual results differ from anticipated results include, but are not limited to, the ability of the company to identify a buyer of the company and negotiate a definitive agreement for the sale of NUI Corporation; the actual amount of any fines or penalties imposed and the terms of sentencing in connection with NUIEB's plea; those factors set forth in NUI Corporation's Form 10-K, Form 10-Q and its other filings with the Securities and Exchange Commission; and other uncertainties, all of which are difficult to predict and some of which are beyond NUI Corporation's control.  For these reasons, you should not rely on these forward-looking statements when making investment decisions.  The words "expect," "believe," "project," "anticipate," "intend," "should," "could," "will," and variations of such words and similar expressions, are intended to identify forward-looking statements.  NUI Corporation does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

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